Exhibit 4.2

SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of May 29, 2008, among Forbes Energy Services Ltd, a company organized under the laws of Bermuda (the “New Parent”), Forbes Energy Services LLC, a Delaware limited liability company (the “Company”), Forbes Energy Capital Inc., a Delaware Corporation, the other Guarantors (as defined in the Indenture referred to herein) and Wells Fargo Bank, National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of February 12, 2008 providing for the issuance of 11% Senior Secured Notes due 2015 (the “Notes”);

WHEREAS, the Indenture provides that the New Parent shall execute and deliver to the Trustee a supplemental indenture pursuant to which the New Parent shall become a party to the Indenture, agree to be bound by all applicable provisions of the Indenture, and unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Parent and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The New Parent hereby provides an unconditional Guarantee on the terms and subject to the conditions set forth in the Guarantee and in the Indenture including but not limited to Article 11 thereof, and subject to the limitations therein.

3. AGREEMENT TO BECOME A PARTY. The New Parent hereby agrees to become a party to the Indenture and to be bound by all applicable provisions of the Indenture including but not limited to the covenants set forth under Articles 4, 5, 12 and 13 thereof.

4. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

5. NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THE NOTES AND THE NOTE GUARANTEES.

6. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

8. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the New Parent and the Company.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

FORBES ENERGY SERVICES LTD., as a Guarantor

By:	/s/ L. Melvin Cooper
L. Melvin Cooper, Senior Vice President and Chief Financial Officer

FORBES ENERGY SERVICES LLC, as an Issuer

By:	/s/ L. Melvin Cooper
L. Melvin Cooper, Senior Vice President and Chief Financial Officer

FORBES ENERGY CAPITAL INC., as an Issuer

By:	/s/ L. Melvin Cooper
L. Melvin Cooper, Senior Vice President and Chief Financial Officer

C.C. FORBES, LLC, as a Guarantor

By:	/s/ L. Melvin Cooper
L. Melvin Cooper, Senior Vice President and Chief Financial Officer

TX ENERGY SERVICES, LLC, as a Guarantor

By:	/s/ L. Melvin Cooper
L. Melvin Cooper, Senior Vice President and Chief Financial Officer

SUPERIOR TUBING TESTERS, LLC, as a Guarantor

By:	/s/ L. Melvin Cooper
L. Melvin Cooper, Senior Vice President and Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Joseph P. O’Donnell
Authorized Signatory

Signature Page to Supplemental Indenture

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